UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2025

Tigo Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Campbell Technology Parkway, Suite 150 Campbell, California	95008
(Address of principal executive offices)	(Zip Code)

(408) 402-0802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Short Term Incentive Plan

On February 18, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tigo Energy, Inc. (the “Company”) approved an annual Executive Short Term Incentive Plan (the “STI Plan”) for the Company’s key executives, including its named executive officers.

Under the STI Plan, participants will be eligible to earn a cash bonus in an amount based upon a targeted percentage of the participant’s base salary. A participant’s cash bonus will be earned based upon the achievement of either or both of two specified Company performance objectives for the applicable fiscal year: (i) revenue (37.5% weighting), and (ii) Adjusted EBITDA (defined operating income adjusted for depreciation, amortization, non-cash stock-based compensation expenses and M&A transaction expenses) (37.5% weighting). The balance of the cash bonus will be earned based on achievement of individual performance objectives established by the Committee for the Chief Executive Officer (the “CEO”) and by the CEO for other participants (25% weighting), factoring in the level of achievement of the revenue target and Adjusted EBITDA target.

For revenue and Adjusted EBITDA, a participant will be eligible to earn 75% of target bonus if the Company achieves a pre-determined threshold, 100% for achieving target and a maximum of 150% for achievement above that level. The achievement of individual performance objectives will be determined on a scale of zero to 100%. The revenue and Adjusted EBITDA amounts must be at least 75% of their respective targeted amounts for any cash bonus payouts to be made.

Bonus eligibility, the extent to which financial targets have been achieved, each participant’s individual level of performance, and actual cash amounts to be paid will be determined by the Committee after the completion of the applicable fiscal year. The aggregate amount of any bonuses under the STI Plan may not exceed the amount of positive Adjusted EBITDA reported for such year, unless otherwise determined by the Committee or the Board in their discretion.

The STI Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Executive Employment Agreement Amendments

On February 19, 2025, the Company entered into amended and restated employment agreements with each of Zvi Alon, our Chief Executive Officer (the “Alon Employment Agreement”), and Bill Roeschlein, our Chief Financial Officer (the “Roeschlein Employment Agreement” and, together with the Alon Employment Agreement, the “A&R Executive Employment Agreements”), effective as of such date, in order to, among other things, to (i) clarify that the target annual bonus for each officer shall equal a percentage of such officer’s base salary as set forth in the applicable employment agreement, with the actual bonus amounts to be determined based on the achievement of performance objective set by the Committee or the Board, (ii) provide that in the event of a termination without “cause” or resignation for “good reason” in connection with a “change in control” (each such term as defined in the applicable employment agreement) that each officer shall be eligible to receive (a) 24 and 18 months of continued payment of base salary, respectively, for Mr. Alon and Mr. Roeschlein, (b) the annual bonus for the year prior to termination, if not paid, (c) an amount equal to the greater of the percentage of such officer’s target annual base salary set forth in the A&R Executive Employment Agreement (which is equal to 100% and 75% of the base salary of Mr. Alon and Mr. Roeschlein, respectively) and their actual annual bonus amount, as determined based on the performance determined by the Board for the performance year during which such termination occurs, and (d) company-subsidized healthcare continuation coverage for up to 24 and 18 months following termination, respectively, for Mr. Alon and Mr. Roeschlein, and (iii) make certain other administrative changes.

The A&R Executive Employment Agreements provide for base salary, eligibility to receive an annual bonus, as well as customary confidentiality, assignment of intellectual property provisions, and certain restrictive covenants, including post-employment non-solicitation provisions.

Under their A&R Executive Employment Agreements, upon a termination of Mr. Alon’s or Mr. Roeschlein’s employment without “cause,” or due to their resignation for “good reason” (each such term as defined in the applicable employment agreement) outside of the context of a “change in control,” subject to the executive’s timely execution and non-revocation of a general release of claims, Mr. Alon and Mr. Roeschlein will be eligible to receive (i) 18 and 12 months of continued payment of base salary, respectively, for Mr. Alon and Mr. Roeschlein, (ii) the annual bonus for the year prior to termination, if not paid, (iii) an amount equal to the officer’s pro-rated target annual bonus based on the number of days employed during the performance year prior to termination; and (iv) company-subsidized healthcare continuation coverage for up to 18 and 12 months following termination, respectively, for Mr. Alon and Mr. Roeschlein.

The foregoing description of the material terms of the Alon Employment Agreement and the Roeschlein Employment Agreement is not complete and is qualified in their entirety by reference to the full text of such employment agreement, copies of which is filed are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Executive Short Term Incentive Plan.
10.2+	Amended and Restated Employment Agreement, dated as of February 19, 2025, by and between Zvi Alon and Tigo Energy, Inc.
10.3+	Amended and Restated Employment Agreement, dated as of February 19, 2025, by and between Bill Roeschlein and Tigo Energy, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2025

TIGO ENERGY, INC.

By:	/s/ Bill Roeschlein
Name:	Bill Roeschlein
Title:	Chief Financial Officer

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